UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2022
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This current report on Form 8-K/A (this Amendment) amends the current report on Form 8-K filed by Markel Corporation (the Company) with the U.S. Securities and Exchange Commission (SEC) on May 4, 2022 (the Original Report). The Original Report reported, among other things, the appointment of Andrew G. Crowley as the Company’s new President, Markel Ventures, on and effective as of May 3, 2022. The sole purpose of this Amendment is to describe the material terms of Mr. Crowley’s employment agreement entered in connection with his appointment as the Company’s President, Markel Ventures. This Amendment should be read in conjunction with the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreement with Andrew G. Crowley
On May 20, 2022, Markel Corporation (the Company) entered into an employment agreement with Andrew G. Crowley, the Company’s President, Markel Ventures. The agreement has an initial term beginning May 9, 2022 and ending December 31, 2024 and is automatically renewed for additional terms of one year unless either party gives 90 days’ notice of non-renewal.
Under the employment agreement:
•Mr. Crowley will receive an annual base salary of $402,500, subject to annual review;
•Mr. Crowley will be eligible for an annual cash incentive bonus, subject to performance conditions approved by the Compensation Committee of the Company’s Board of Directors, having a target value equal to not less than 100% of base salary;
•Mr. Crowley will be eligible for an annual equity incentive award, subject to the approval of the Compensation Committee, having a target grant date value equal to not less than 100% of base salary; and
•if Mr. Crowley’s employment is terminated by the Company without cause, Mr. Crowley voluntarily resigns with good reason following a change in control, or Mr. Crowley otherwise voluntarily resigns by virtue of a material breach by the Company, then, provided Mr. Crowley complies with the confidentiality, non-competition and non-solicitation covenants in, and other applicable terms and conditions under, the agreement, (i) the Company will continue to pay his base salary commencing within 60 days after termination (or beginning six months after termination if certain provisions of Section 409A of the Internal Revenue Code of 1986, as amended, apply) and provide continued coverage under the Company’s group health plan for twelve months, (ii) he will be entitled to a lump sum payment equal to the amount of his target annual cash incentive bonus, payable within 30 days following the first anniversary of the termination date, and (iii) all outstanding granted equity awards held by him will become fully vested as of the termination date, with performance equity awards vesting at the target level.
The other terms of Mr. Crowley’s employment agreement are the same as those for the Company’s other executive officers and are described in the Company’s Proxy Statement for its 2022 Annual Meeting of Shareholders, filed with the SEC on March 24, 2022, under “Employment Agreements” and “Potential Payments upon Termination or Change in Control.”
The Compensation Committee approved Mr. Crowley’s employment agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

May 23, 2022	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Senior Vice President, Chief Legal Officer and Secretary
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